Exhibit 10.1
Summary of 2007 Non-Management Director Compensation
With the approval of The Williams Companies, Inc. 2007 Incentive Plan by the company’s stockholders on May 17, 2007, the following compensation was awarded to the non-management directors of The Williams Companies, Inc. on May 17, 2007:

	Annual Retainer
					Long-term
					incentive
			Chair Retainers	Total fees paid in	(number of
			and Special	cash or paid in	restricted stock
	Cash payment	Full value shares[1]	Committee fees	stock	units)[2]
Kathleen B. Cooper	$75,000	$35,010	—	$110,010	3,000
Irl F. Engelhardt	$75,000	$35,010	—	$110,010	3,000
William R. Granberry	$75,000	$35,010	—	$110,010	3,000
William E. Green[3]	$75,000	$35,010	$10,000	$120,010	3,000
Juanita H. Hinshaw[4]	$75,000	$35,010	$10,000	$120,010	3,000
W. R. Howell[5]	$75,000	$35,010	$30,000	$140.010	3,000
Charles M. Lillis[6]	$75,000	$35,010	$20,000	$130,010	3,000
George A. Lorch[7]	$75,000	$35,010	$20,000	$130,010	3,000
William G. Lowrie[8]	$75,000	$35,010	$15,000	$125,010	3,000
Frank T. MacInnis[9]	$75,000	$35,010	$10,000	$120,010	3,000
Janice D. Stoney	$75,000	$35,010	—	$110,010	3,000

[1]	1,228 shares at $28.51 per share.

[2]	Payable May 17, 2010, or upon death or other termination of service as a non-management director of the Company.

[3]	Special Litigation Committee fee ($10,000).

[4]	Special Litigation Committee fee ($10,000).

[5]	Lead Director fee ($20,000); Compensation Committee chair fee ($10,000).

[6]	Special Litigation Committee fee ($10,000); Finance Committee chair fee ($10,000).

[7]	Special Litigation Committee fee ($10,000); Special Litigation Committee chair fee ($10,000).

[8]	Audit Committee chair fee ($15,000).

[9]	Nominating and Governance Committee chair fee ($10,000).